UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2018

SPERO THERAPEUTICS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02	Results of Operations and Financial Condition.

On July 9, 2018, Spero Therapeutics, Inc. (the “Company”) filed a preliminary prospectus with the U.S. Securities and Exchange Commission, in which it disclosed that it had estimated cash, cash equivalents and marketable securities of approximately $66.6 million as of June 30, 2018.

The estimated cash, cash equivalents and marketable securities as of June 30, 2018 are preliminary and may change, are based on information available to management as of the date of this Report, and are subject to completion by management of the financial statements as of and for the quarter ended June 30, 2018. There can be no assurance that the Company’s cash, cash equivalents and marketable securities as of June 30, 2018 will not differ from these estimates and any such changes could be material. The preliminary financial data included in this Report has been prepared by and is the responsibility of the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. Complete quarterly results will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Item 8.01	Other Events.

On July 9, 2018, the Company issued a press release announcing that it had commenced an underwritten public offering of 4,500,000 shares of the Company’s common stock, par value $0.001 per share. A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release, dated July 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: July 9, 2018	By:	/s/ Joel Sendek
Joel Sendek
Chief Financial Officer and Treasurer